UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 3, 2004

                              BARNES & NOBLE, INC.

             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or other Jurisdiction of Incorporation)


             1-12302                                   06-1196501
    ------------------------                      -------------------
    (Commission File Number)                         (IRS Employer
                                                  Identification No.)


     122 Fifth Avenue, New York, NY                      10011
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(Address of Principal Executive Offices)              (Zip Code)

        Registrant's Telephone Number, Including Area Code (212) 633-3300
                                                           --------------


         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                    ----------------------------------------
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     Item 5. Other Events and Required FD Disclosure.

     On June 3, 2004, Barnes & Noble, Inc. (the "Company") issued a press release announcing the redemption of all of the Company's 5.25% Convertible Subordinated Notes due 2009 in the aggregate principal amount of $300,000,000 (the "Securities") on June 28, 2004 (the "Redemption Date"), at a redemption price of 103% of their principal amount, plus accrued interest up to, but not including, the Redemption Date. For further information concerning the redemption, see the press release and the Notice of Redemption to the holders of the Securities, which are filed as exhibits to this report.

     If all of the Securities are redeemed in cash, the impact on the Company's earnings per share would be immaterial for fiscal 2004. If all of the Securities are converted into the Company's common stock, it would have an immaterial effect on the Company's fully diluted earnings per share for fiscal 2004.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

          99.1 Press Release of Barnes & Noble, Inc., dated June 3, 2004.

          99.2 Notice of Redemption, dated June 3, 2004.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BARNES & NOBLE, INC.
                                         (Registrant)


                                         By:/s/ Joseph J. Lombardi
                                            ---------------------------------
                                            Joseph J. Lombardi
                                            Chief Financial Officer

Date: June 3, 2004

                                 EXHIBIT INDEX

EXHIBIT       DESCRIPTION
-------       -----------

99.1          Press Release of Barnes & Noble, Inc., dated June 3, 2004.

99.2          Notice of Redemption, dated June 3, 2004.